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EXHIBIT 4.1

FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

        This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of May 21, 2003, is among REGAL CINEMAS CORPORATION, a Delaware corporation ("Holdings"), REGAL CINEMAS, INC., a Tennessee corporation ("Regal" and, together with Holdings, the "Borrowers"), the Lenders party hereto, and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, "Administrative Agent").

RECITALS

        WHEREAS, the Borrowers, the Lenders party thereto, the Administrative Agent, Lehman Brothers Inc. and Credit Suisse First Boston, as joint advisors, joint lead arrangers and joint book managers, Credit Suisse First Boston, as syndication agent, and General Electric Capital Corporation, as documentation agent, have entered into the Amended and Restated Credit Agreement dated as of August 12, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

        WHEREAS, the Borrowers desire to provide for certain amendments to the Credit Agreement specified herein to be effective as of the date hereof, subject to satisfaction of each of the conditions precedent specified herein; and

        WHEREAS, the Borrowers and the Required Lenders have agreed to amend certain provisions of the Credit Agreement as provided herein.

        NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

        Section 1.    Definitions.    Unless otherwise expressly defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined. Unless otherwise expressly stated herein, all Section and Article references herein shall refer to Sections and Articles of the Credit Agreement.

        Section 2.    Amendments to 7.13. Section 7.13    is hereby amended by (i) deleting the word "and" on the tenth line thereof immediately preceding the reference to "(d)" and (ii) adding the following text immediately following the reference to "Section 6.10" in the last line thereof:

          ", (e) customary non-assignment provisions or other restrictions on Liens arising under leases, subleases, licenses, joint venture agreements and other contracts entered into in the ordinary course of business, and (f) exceptions set forth in the "Pledged Stock" definition contained in the Guarantee and Collateral Agreement relating to the stock of Fandango, Inc."

        Section 3.    Amendment to Section 7.14. Section 7.14    is hereby amended by (i) substituting a "," in lieu of the word "and" in the tenth line thereof immediately preceding the reference to "(D)" and (ii) adding the following text immediately following the word "Subsidiary" in the last line thereof:

          ", (E) customary non-assignment provisions or other restrictions on Liens arising under leases, subleases, licenses, joint venture agreements and other contracts entered into in the ordinary course of business, and (F) exceptions set forth in the "Pledged Stock" definition contained in the Guarantee and Collateral Agreement relating to the stock of Fandango, Inc."

        Section 4.    Conditions Precedent.    This Amendment shall become effective on the date hereof, provided that each of the following shall be satisfied:

        (a)   The Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent:

  (i)
  Amendment Documents. Counterparts of this Amendment, duly executed by each Borrower, and counterparts of the consent of the Guarantors to this Amendment in the form attached hereto as Annex I (the "Consent of Guarantors"), executed by each of the Guarantors;

  (ii)
  Consent of Required Lenders. The execution of this Amendment by the Required Lenders; and

  (iii)
  Additional Information. Such additional documents, certificates, instruments and information as the Administrative Agent may reasonably request to effect the transactions contemplated hereby.

        (b)   The representations and warranties contained herein and in the Credit Agreement shall be true and correct as of the date hereof as if made on the date hereof (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

        (c)   All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to the Administrative Agent.

        Section 5.    Fees.    Each Lender that executes this Amendment and delivers such executed Amendment to Credit Suisse First Boston prior to 5:00 p.m. New York time on Wednesday, May 21, 2003, shall receive a fee of 0.10% (ten basis points) on the Aggregate Exposure of such Lender voted in favor of this Amendment. Such fee shall be due and payable promptly following the effectiveness of this Amendment.

        Section 6.    Representations and Warranties.    Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment:

        (a)   all representations and warranties set forth in the Credit Agreement and in any other Loan Document are true and correct as if made again on and as of such date (except those, if any, which by their terms specifically relate only to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

        (b)   no Default or Event of Default has occurred and is continuing;

        (c)   each of the Loan Parties has all corporate power and authority to enter into this Amendment and the Consent of Guarantors attached hereto, as applicable, and to carry out the transactions contemplated by, and to perform its obligations under, this Amendment and the Credit Agreement as amended hereby, as applicable;

        (d)   the execution and delivery of this Amendment and the Consent of Guarantors and the performance of this Amendment and the Credit Agreement as amended hereby have been duly authorized by all necessary corporate action on the part of each of the Loan Parties party thereto;

        (e)   the Credit Agreement (as amended by this Amendment) and all other Loan Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles; and

        (f)    the execution and delivery of this Amendment and the Consent of Guarantors and the performance of this Amendment and the Credit Agreement as amended hereby do not and will not conflict with or violate (a) any provision of the articles or certificate of incorporation or bylaws of any of the Loan Parties, (b) any Requirement of Law, (c) any order, judgment or decree of any court or other governmental agency binding on any of the Loan Parties, or (d) any material indenture, agreement or instrument to which any of the Loan Parties or any of their respective Subsidiaries is a party or by which it is bound, or require any consent or approval of any Person.

        Section 7.    Survival of Representations and Warranties.    All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or the Lenders, or any closing, shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them. If any representation or warranty made in this Amendment is false in any material respect, then such shall constitute an Event of Default under the Credit Agreement.

        Section 8.    Reference to Agreement.    Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document under the Credit Agreement.

        Section 9.    Costs and Expenses.    The Borrowers shall pay on demand all reasonable costs and expenses of the Arrangers (including the reasonable fees, costs and expenses of counsel to the Arrangers) incurred in connection with the preparation, execution and delivery of this Amendment.

        Section 10.    Governing Law.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

        Section 11.    Execution.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

        Section 12.    Severability.    Any provision of this Amendment held to be invalid, illegal, ineffective or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, ineffectiveness or unenforceability without affecting the validity, legality, effectiveness and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        Section 13.    Limited Effect.    This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies any Lender may have under the Credit Agreement or under any other Loan Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender to execute similar or other amendments under the same or similar or other circumstances in the future. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

[signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

REGAL CINEMAS CORPORATION
By:	/s/ AMY E. MILES Name: Amy E. Miles Title: Executive Vice President and Chief Financial Officer
REGAL CINEMAS, INC.
By:	/s/ AMY E. MILES Name: Amy E. Miles Title: Executive Vice President and Chief Financial Officer
LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:	/s/ G. ROBERT BERZINS Name: G. Robert Berzins Title: Vice President

CONSENT OF GUARANTORS

        Each of the undersigned is a Guarantor of the Obligations of the Borrowers under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and all guaranties given to the holders of the Obligations and all Liens granted as security for the Obligations continue in full force and effect, and (c) confirms and ratifies its obligations under the Guarantee and Collateral Agreement and each other Loan Document executed by it. Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein.

        IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 21st day of May, 2003.

R.C. COBB, INC.
COBB FINANCE CORP.
REGAL INVESTMENT COMPANY
ACT III CINEMAS, INC.
ACT III THEATRES, INC.
A 3 THEATRES OF TEXAS, INC.
A 3 THEATRES OF SAN ANTONIO, LTD.
GENERAL AMERICAN THEATRES, INC.
BROADWAY CINEMAS, INC.
TEMT ALASKA, INC.
JR CINEMAS, INC.
EASTGATE THEATRES, INC.
REGAL CINEMAS HOLDINGS, INC.
REGAL CINEMAS GROUP, INC.
ACT III INNER LOOP THEATRES, INC.
EDWARDS THEATRES, INC.
FLORENCE THEATRE CORPORATION
MORGAN EDWARDS THEATRE CORPORATION
UNITED CINEMA CORPORATION
REGAL CINEMEDIA CORPORATION
HOYTS CINEMAS CORPORATION
INTERSTATE THEATRES CORPORATION
FREDRICK PLAZA CINEMA, INC.
By:	/s/ AMY E. MILES Name: Amy E. Miles Title: Chief Financial Officer

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FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT